UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    January 2, 2015

LANDAUER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9788	06-1218089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Science Road, Glenwood, Illinois	60425
(Address of Principal Executive Offices)	(Zip Code)

(708) 755-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 2, 2015, Landauer, Inc. (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2014 (the “Annual Report”).

As previously disclosed by the Company in its Form 12b-25 (the “Form 12b-25”) filed with the Securities and Exchange Commission (the “SEC”) on December 16, 2014, the Company is unable to timely file the Annual Report because the Company needs additional time to complete its accounting and related disclosures and internal control over financial reporting assessments related to errors discovered during the closing process.  For additional information, please see the Form 12b-25.  The Company intends to file the Annual Report upon completion of these matters shortly.

The NYSE has informed the Company that, under the NYSE rules, the Company will have six months from the Annual Report filing due date to file the Annual Report with the SEC. The Company can regain compliance with the NYSE listing standards at any time prior to such date by filing the Annual Report with the SEC. If the Company fails to file the Annual Report prior to such date, then the NYSE may grant at its discretion a further extension of up to six months, depending on the specific circumstances. The letter from the NYSE also notes that the NYSE may commence delisting proceedings at any time if the circumstances warrant.

The Company issued on January 9, 2015 a press release announcing the receipt of the NYSE letter, which press release is filed herewith as Exhibit 99.1.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

January 9, 2015	By:	/s/ Mark A. Zorko
Mark A. Zorko Interim Chief Financial Officer